                                                               NEW SERIES A NOTE
                                                                  EXECUTION COPY

THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

                              SERIES A SECURED NOTE


$1,500,000                                                 Santa Ana, California
                                                               November 15, 1996


          FOR VALUE RECEIVED, the undersigned, WAHLCO ENVIRONMENTAL SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Borrower"), hereby unconditionally PROMISES TO PAY to the order of WES ACQUISITION CORP. ("Lender"), at 411 West Putnam Avenue, Greenwich, Connecticut 06830, or at such other place as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000). Reference is made to that certain agreement dated as of August 28, 1996 between Borrower and Lender (the "1996 Financing Agreement"), as amended. This Note is one of the Series A Notes defined in the 1996 Financing Agreement. Capitalized terms used herein shall have the meanings assigned to such terms in the 1996 Financing Agreement.

          1. REFINANCING OF PRIOR NOTES. This Note refinances three notes issued pursuant to the 1996 Financing Agreement (1) a note in the principal amount of $400,000 dated August 28, 1996, (2) a note in the principal amount of $400,000 dated September 10, 1996, and (3) a note in the principal amount of $500,000 dated October 15, 1996. No interest on any such note has been paid to date.

          1. INTEREST. This Note shall be deemed to accrue interest on (1) the principal amount of $400,000 from and after August 28, 1996, (2) the additional principal amount of $400,000 from and after September 10, 1996, (3) the additional principal amount of $500,000 from and after October 15, 1996, and (4) the additional principal amount of $200,000 from and after November 15, 1996 until repaid at the rate of 13% per annum. Interest on each Series A Advance shall be paid in kind and capitalized and added to the outstanding principal amount of each Series A Note quarterly on each March 31, June 30, September 30 and December 31. Interest on each Series A Advance shall be computed on the basis of a 365-day year for the actual number of days elapsed.

          2.   MATURITY.

               (a) This Note shall mature, unless prepaid or accelerated, on May 15,1998 (the "Maturity Date"). The Maturity Date may be accelerated upon the occurrence of an Event of Default under the 1996 Financing Letter, the Loan Agreement, any Collateral Document, or as provided herein.

               (b) Borrower may prepay this Note at any time or from time to time on one Business Day's notice to Lender. Such prepayment shall not, however, delay or postpone any subsequent payment under this Note.

               (c) If any payment on this Note becomes due and payable on a day other than a Business Day (as hereinafter defined), the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

               (d) It is agreed that if this Note is not paid when due or declared due hereunder, the unpaid principal due thereon shall bear interest at the rate of seventeen percent (17%) per annum.

          3. COLLATERAL. This Note is secured by a perfected lien on all of the Collateral securing the obligations outstanding under the Loan Agreement.

          4. RANKING. The Series 1997 Notes rank senior to Series A Notes. The Series A Notes rank senior to the New Note and Term Loan Advances made pursuant to the Loan Agreement. The Series A Notes are subordinated in right of payment to the Series 1997 Notes and obligations owed by Borrower or Wahlco to Silicon Valley Bank (the "Silicon Obligations"); PROVIDED, HOWEVER, that such subordination to the Silicon Obligations shall terminate upon the repayment in full of the Silicon Obligations; PROVIDED, FURTHER, that if and to the extent that Lender becomes subrogated to the rights of Silicon in respect of the Silicon Obligations, the Series A Advances shall rank senior in right of payment to such subrogation rights.

          5. EVENTS OF DEFAULT. Upon and after the occurrence of an Event of Default, the holder of this Note may, without demand, notice or legal process of any kind, be accelerated, following which acceleration, (a) all amounts due hereunder immediately shall become due and payable, and (b) the holder of this Note may exercise all remedies under the Loan Agreement and the Collateral Documents.

          6. WAIVERS AND MODIFICATIONS. Borrower expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and all other notices of any kind, and expressly agrees that this Note, or any payment thereunder, may be extended from time to time without in any way affecting the liability of Borrower. To the fullest extent permitted by law, the defense of the statute of limitations in any action on this Note is waived by the undersigned. This Note is to be governed by and construed according to the laws of the State of New York. No single or partial exercise of any power hereunder, under any agreement now or hereafter securing this Note shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of Lender in exercising any right hereunder, under the Security Agreement or any other agreement now or hereafter securing this Note shall operate as a waiver of such right or of any other right under this Note. Any waiver or modification of any provision of this Note must be in writing and signed by the Lender. This Note may from time to time be extended or renewed, with notice to and acceptance by the undersigned and any related right may be waived, exchanged, surrendered or otherwise dealt with, all without affecting the liability of the undersigned hereon.

                                        WAHLCO ENVIRONMENTAL SYSTEMS, INC.

                                        By: /s/ Charles Stephen Beal
                                           ------------------------------
                                        Name: Charles Stephen Beal
                                        Title: President & CEO


                                      - 3 -